RESOLUTION OF THE BOARD OF DIRECTORS

Pursuant to Section II of the Bylaws (the "Bylaws") of Affinity Mediaworks Corp., a Nevada corporation (the "Corporation") and pursuant to the directives set forth in the Written Consent of Shareholders dated February 13, 2015, the Board of Directors of the Corporation unanimously adopt the following resolutions pursuant to Section III of the Bylaws:

RESOLVED, that the Board of Directors adopts and approves the Bylaws, and directs the Secretary of the Corporation to cause a copy of the Bylaws to be inserted in the book and records of the Corporation.

RESOLVED, that the undersigned accept appointment as directors of the Board of Directors pursuant to the terms of the Bylaws, and in turn, appoint Sean Zarinegar as the Chairman of the Board pursuant to Section III.11 of the Bylaws.

RESOLVED, that pursuant to Section IV.01 of the Bylaws, the Board of Directors appoints the following persons to the respective officer positions to serve in such capacities until the next organization meeting of Board of Directors (or consent in lieu thereof) and until their respective successors are elected and qualified or until their earlier resignation or removal:

  Chief Executive Officer/President      Eric Stoffers
  Chief Financial Officer/Treasurer       Bill Deegan
  Secretary                                             Joanna Kirby

  RESOLVED, that the Board of Directors shall set officer compensation and complete any stock incentive programs at the time of its next special or annual meeting.

  RESOLVED, the Board of Directors directs Counsel for the Corporation, Paesano Akkashian, P.C. ("Paesano Akkashian") to take any and all necessary action to amend the Certificate of Incorporation renaming the Corporation to "American Income Housing Trust, Inc." and adjusting the par value of its common stock to $0.01.

  RESOLVED, that Paesano Akkashian is hereby directed to take any and all necessary action in organizing any subsidiaries of the Corporation for purposes of implementing an eventual restructuring of the Corporation to a Real Estate Investment Trust consistent with 28 USC Section 856 and consistent with the directives of this Board of Directors.

  RESOLVED, that the Board of Directors shall be free to create any subcommittees in managing the affairs of any subsidiary or any aspect of the Corporation provided that such subcommittee reports directly to the Board of Directors.

  RESOLVED, that any one or more of the officers of the Corporation is authorized to pay all expenses incurred in connection with the incorporation and organization of the Corporation, and that such expenditure shall be treated in a manner elected by the officer under the Bylaws.

  RESOLVED, that the Corporation may transact banking business at any such bank as the Chief Executive Officer/President may from time to time determine; that the Chief Executive Officer/President is authorized direct the Secretary to execute and deliver to such banks their customary form of corporate resolutions applicable to any such accounts and to attach copies of such resolutions to these consent resolutions, which adopted in the same manner and with the same effect as if set out in full; and that such resolutions are in full force and effect and binding on the Corporation until they have been rescinded and written notice of such rescission has been delivered to such bank.

  RESOLVED, that the purpose of authorizing the Corporation to do business in any state, territory, or dependency of the United States or any foreign country in which it is necessary or expedient for the Corporation to transact business, any one or more of the officers of the Corporation is authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices, and, under the corporate seal, to pay all fees and to make and file all necessary applications, certificates, reports, powers of attorney, and other instruments as may be required by the laws of such state, territory, dependency, or country to authorize the Corporation to transact business therein, and, whenever it is expedient to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process, and to file such certificates, reports, revocation of appointment, or surrender of authority as may be necessary to terminate the authority of the Corporation to do business in any such state, territory, dependency, or country.

  RESOLVED, that any one or more of the officers of the Corporation is authorized to adopt assumed names for the Corporation in the State of Nevada, if any, and that the officers of the Corporation are authorized and empowered in the name and on the behalf of the Corporation to file the applicable certificates of assumed name with the State of Nevada.

  RESOLVED, that any one or more of the officers of the Corporation is authorized and empowered in the name and on behalf of the Corporation to do any and all acts and things and execute any other instruments and documents that may be or become necessary in the operations of the Corporation's business, and any other action desirable or proper to carry out, put into effect, and make operative, any portion or portions of the foregoing resolutions.

  These resolutions are executed as of February 16, 2015.

  APPROVED:

  /s/Sean Zarinegar
  By: Sean Zarinegar
  Its: Chairman of the Board